CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 27, 2014, accompanying the financial statements of Heatwurx, Inc., also incorporated by reference in the Form S-8 Registration Statement with registration number 333-190697 of Heatwurx, Inc., and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP

Denver, Colorado

March 27, 2014